Exhibit 32.2

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of HIGH END VENTURES, INC., a Colorado corporation (the "Company"), on Form 10-QSB for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Thomas Forzani, Chief Executive Officer of the Company and Nadir Walji, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ Thomas Forzani

         Thomas Forzani, Chief Executive Officer

         April 16, 2007

    /s/ Nadir Walji

         Nadir Walji, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

     April 30, 2007

A signed original of this written statement required by Section 906 has been provided to HIGH END VENTURES, INC. and will be retained by HIGH END VENTURES, INC. and furnished to the Securities and Exchange Commission or its staff upon request.